CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of WorldPort Communications, Inc. on Form S-8 of our report dated March 25, 1996, appearing in the Annual Report on Form 10-KSB of Sage Resources, Inc. for the year ended December 31, 1995.



/s/Schumacher & Associates, Inc.
SCHUMACHER & ASSOCIATES, INC.
12835 East Arapahoe Road
Tower II, Suite 110
Englewood, CO 80112

February 6, 1997